Exhibit 99.2

Fourth Quarter 2008
Statistical Supplement

www.unum.com

Unum Group
Statistical Supplement Fourth Quarter 2008

TABLE OF CONTENTS

(dollars in millions, except share data and where noted)
Interim Results are Unaudited

Page

Financial Highlights	1
Consolidated Statements of Income	2
Sales Data	3
Consolidated Balance Sheets	4
Financial Results by Segment	5
Quarterly Historical Financial Results by Segment	6
Financial Results and Selected Statistics by Segment
Unum US	7
Unum UK	8
Colonial Life	9
Individual Disability - Closed Block	10
Corporate and Other	11
Reserves	12
Investment Fact Sheets	13
Statutory-Basis Financial Information	14
Notes to Statistical Supplement	15

Throughout this supplement, segment operating results exclude income taxes and realized investment gains and losses.

Effective with fourth quarter of 2008, we made slight modifications to our reporting segments. Previously reported segment information has been revised to reflect the reclassifications. See page 15.

See "Notes to Statistical Supplement" on page 15 for a discussion of non-GAAP financial measures and significant transactions and events.

N.M. = not a meaningful percentage

Unum Group Financial Highlights

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006

Financial Results

Premium Income	$1,917.7	$1,983.9	$7,783.3	$7,901.1	$7,948.2

Segment Operating Revenue	$2,581.4	$2,669.3	$10,448.2	$10,585.1	$10,533.1
Net Realized Investment Gain (Loss)	(257.7)	(25.8)	(465.9)	(65.2)	2.2

Revenue	$2,323.7	$2,643.5	$9,982.3	$10,519.9	$10,535.3

Income from Continuing Operations	$41.8	$160.5	$553.2	$672.4	$403.6
Income from Discontinued Operations, net of tax	-	-	-	6.9	7.4

Net Income	$41.8	$160.5	$553.2	$679.3	$411.0

Assets			$49,417.4	$52,701.9	$52,977.8

Stockholders' Equity			$6,397.9	$8,039.9	$7,718.8

2007
•	Full year 2007 results include a claim reassessment charge of $53.0 million before tax, or $34.5 million after tax.

•	Fourth quarter 2007 results include costs related to early retirement of debt of $55.6 million before tax, or $36.1 million after tax, and full year 2007 results include $58.8 million before tax, or $38.3 million after tax.

2006
•	Full year 2006 results include claim reassessment charges of $411.4 million before tax, or $267.4 million after tax.

•	Full year 2006 results include costs related to early retirement of debt of $25.8 million before tax, or $16.9 million after tax.

•	Full year 2006 results include broker compensation settlement expenses of $18.5 million before tax, or $12.7 million after tax.

•	Full year 2006 results include income of $2.6 million before tax, or $3.9 million after tax, attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.

•	Full year 2006 results include an income tax benefit of approximately $91.9 million primarily as the result of group relief benefits obtained from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

Unum Group Financial Highlights

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006

Per Common Share Information

Assuming Dilution:
Income from Continuing Operations	$0.13	$0.44	$1.62	$1.89	$1.21
Income from Discontinued Operations, net of tax	-	-	-	0.02	0.02
Net Income	$0.13	$0.44	$1.62	$1.91	$1.23

Basic:
Income from Continuing Operations	$0.13	$0.45	$1.62	$1.90	$1.25
Income from Discontinued Operations, net of tax	-	-	-	0.02	0.02
Net Income	$0.13	$0.45	$1.62	$1.92	$1.27

Dividends Paid	$0.075	$0.075	$0.300	$0.300	$0.300

Book Value			$19.32	$22.28	$22.53

Price (UNM closing price on last trading day of period)			$18.60	$23.79	$20.78
1.1

Unum Group Consolidated Statements of Income

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Revenue
Premium Income	$1,917.7	$1,983.9	$7,783.3	$7,901.1	$7,948.2
Net Investment Income	589.8	619.4	2,389.0	2,409.9	2,320.6
Net Realized Investment Gain (Loss)	(257.7)	(25.8)	(465.9)	(65.2)	2.2
Other Income	73.9	66.0	275.9	274.1	264.3

Total Revenue	2,323.7	2,643.5	9,982.3	10,519.9	10,535.3

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,648.5	1,715.7	6,626.4	6,988.2	7,577.2
Commissions	208.5	210.6	853.3	841.1	819.0
Interest and Debt Expense - Non-recourse Debt	7.9	10.1	39.3	15.8	1.3
Interest and Debt Expense - All Other Debt	26.9	38.7	117.0	167.3	190.5
Cost Related to Early Retirement of Debt	-	55.6	0.4	58.8	25.8
Deferral of Acquisition Costs	(146.3)	(142.7)	(590.9)	(556.3)	(528.2)
Amortization of Deferred Acquisition Costs	132.5	120.3	519.1	480.4	478.6
Other Expenses	393.2	409.8	1,593.7	1,527.4	1,505.7

Total Benefits and Expenses	2,271.2	2,418.1	9,158.3	9,522.7	10,069.9

Income from Continuing Operations Before
Income Taxes	52.5	225.4	824.0	997.2	465.4

Income Taxes	10.7	64.9	270.8	324.8	61.8

Income from Continuing Operations	41.8	160.5	553.2	672.4	403.6

Income from Discontinued
Operations, net of tax	-	-	-	6.9	7.4

Net Income	$41.8	$160.5	$553.2	$679.3	$411.0

Average Number of Shares Outstanding

Basic	330,845,996	359,809,213	341,022,792	352,969,131	324,654,923
Dilutive Securities:
Purchase Contracts	-	-	-	1,672,949	8,153,001
Options and Other Nonvested Stock Awards	135,475	898,404	537,505	1,134,373	1,553,820
Assuming Dilution	330,981,471	360,707,617	341,560,297	355,776,453	334,361,744

Actual Number of Shares Outstanding			331,120,345	360,893,475	342,627,521

Unum Group Sales Data

	Three Months Ended			Year Ended
	12/31/2008	12/31/2007	% Change	12/31/2008	12/31/2007	12/31/2006

Unum US Segment

Fully Insured Products	$254.9	$226.9	12.3%	$701.5	$631.0	$671.8
Administrative Services Only (ASO) Products	3.7	2.6	42.3	7.2	7.2	13.7
Total Unum US Segment	258.6	229.5	12.7	708.7	638.2	685.5

Unum UK Segment	27.0	34.6	(22.0)	99.5	105.4	101.1

Colonial Life Segment	115.4	114.2	1.1	340.2	334.9	315.1

Individual Disability - Closed Block Segment	0.7	0.7	-	2.4	3.0	4.4

Total Sales	$401.7	$379.0	6.0	$1,150.8	$1,081.5	$1,106.1

Unum Group Sales Data for Unum US Segment

	Three Months Ended			Year Ended
	12/31/2008	12/31/2007	% Change	12/31/2008	12/31/2007	12/31/2006
Sales by Product

Fully Insured Products
Group Disability, Group Life, and AD&D
Group Long-term Disability	$77.4	$75.3	2.8%	$190.3	$177.7	$208.5
Group Short-term Disability	31.0	24.8	25.0	71.5	64.7	74.1
Group Life	82.6	61.3	34.7	165.4	134.0	149.8
AD&D	9.2	6.2	48.4	17.2	13.8	13.7
Subtotal	200.2	167.6	19.5	444.4	390.2	446.1
Supplemental and Voluntary
Individual Disability - Recently Issued	13.5	15.5	(12.9)	57.9	59.7	55.4
Group Long-term Care	10.0	11.4	(12.3)	32.2	32.8	25.1
Individual Long-term Care	1.9	3.3	(42.4)	8.4	9.9	11.0
Voluntary Benefits	29.3	29.1	0.7	158.6	138.4	134.2
Subtotal	54.7	59.3	(7.8)	257.1	240.8	225.7

Total Fully Insured Products	254.9	226.9	12.3	701.5	631.0	671.8

Administrative Services Only (ASO) Products	3.7	2.6	42.3	7.2	7.2	13.7

Total Sales	$258.6	$229.5	12.7	$708.7	$638.2	$685.5

Sales by Market Sector

Group Disability, Group Life, and AD&D
Core Market (< 2,000 lives)	$140.6	$108.5	29.6	$297.2	$240.3	$238.9
Large Case Market	59.6	59.1	0.8	147.2	149.9	207.2
Subtotal	200.2	167.6	19.5	444.4	390.2	446.1

Supplemental and Voluntary	54.7	59.3	(7.8)	257.1	240.8	225.7

Total Fully Insured Products	254.9	226.9	12.3	701.5	631.0	671.8

Administrative Services Only (ASO) Products	3.7	2.6	42.3	7.2	7.2	13.7

Total Sales	$258.6	$229.5	12.7	$708.7	$638.2	$685.5
3.1

Unum Group Sales Data for Unum UK Segment

	Three Months Ended			Year Ended
	12/31/2008	12/31/2007	% Change	12/31/2008	12/31/2007	12/31/2006

Group Long-term Disability	$18.5	$29.3	(36.9)%	$72.7	$84.4	$79.1
Group Life	6.9	3.0	130.0	19.6	13.2	16.5
Individual Disability	1.6	2.3	(30.4)	7.2	7.8	5.5

Total Sales	$27.0	$34.6	(22.0)	$99.5	$105.4	$101.1

(in millions of pounds)

Group Long-term Disability	£12.0	£14.4	(16.7)%	£39.7	£42.1	£42.1
Group Life	4.3	1.5	186.7	10.9	6.6	9.0
Individual Disability	1.1	1.1	-	3.9	3.9	3.0

Total Sales	£17.4	£17.0	2.4	£54.5	£52.6	£54.1

Unum Group Sales Data for Colonial Life Segment

	Three Months Ended			Year Ended
	12/31/2008	12/31/2007	% Change	12/31/2008	12/31/2007	12/31/2006

Accident, Sickness, and Disability	$75.0	$71.9	4.3%	$222.1	$211.3	$194.4
Life	20.4	22.0	(7.3)	64.0	66.7	66.6
Cancer and Critical Illness	20.0	20.3	(1.5)	54.1	56.9	54.1

Total Sales	$115.4	$114.2	1.1	$340.2	$334.9	$315.1
3.2

Unum Group Consolidated Balance Sheets

	December 31,
	2008	2007
Assets
Investments
Fixed Maturity Securities	$32,134.1	$35,814.7
Mortgage Loans	1,274.8	1,068.9
Policy Loans	2,753.8	2,617.7
Other Long-term Investments	520.1	232.1
Short-term Investments	1,183.1	1,486.8

Total Investments	37,865.9	41,220.2

Cash and Bank Deposits	49.9	199.1
Accounts and Premiums Receivable	1,784.8	1,914.7
Reinsurance Recoverable	4,974.2	5,160.0
Accrued Investment Income	605.6	592.3
Deferred Acquisition Costs	2,472.4	2,381.9
Goodwill	200.5	204.3
Deferred Income Tax	438.8	-
Other Assets	1,014.8	1,009.2
Separate Account Assets	10.5	20.2

Total Assets	$49,417.4	$52,701.9

Liabilities
Policy and Contract Benefits	$1,769.5	$1,979.7
Reserves for Future Policy and Contract Benefits	34,581.5	35,828.0
Unearned Premiums	463.9	523.1
Other Policyholders' Funds	1,675.6	1,821.2
Income Tax Payable	115.5	400.3
Short-term Debt	190.5	175.0
Long-term Debt - Non-recourse	843.2	912.5
Long-term Debt - All Other	1,416.2	1,602.7
Other Liabilities	1,953.1	1,399.3
Separate Account Liabilities	10.5	20.2

Total Liabilities	43,019.5	44,662.0

Stockholders' Equity
Common Stock	36.3	36.3
Additional Paid-in Capital	2,546.9	2,516.9
Accumulated Other Comprehensive Income (Loss)	(958.2)	463.5
Retained Earnings	5,527.1	5,077.4
Treasury Stock	(754.2)	(54.2)

Total Stockholders' Equity	6,397.9	8,039.9

Total Liabilities and Stockholders' Equity	$49,417.4	$52,701.9

Unum Group Deferred Acquisition Costs by Segment

	Unum US	Unum UK	Colonial	Consolidated

Balances at December 31, 2005	$2,201.2	$142.5	$569.6	$2,913.3
Capitalized	306.2	34.4	187.6	528.2
Amortized	(302.2)	(32.0)	(144.4)	(478.6)
Foreign Currency and Other	-	20.2	-	20.2
Balances at December 31, 2006	2,205.2	165.1	612.8	2,983.1
Cumulative Effect of SOP 05-1	(589.8)	(88.3)	-	(678.1)
Capitalized	304.2	41.2	210.9	556.3
Amortized	(277.1)	(49.4)	(153.9)	(480.4)
Foreign Currency and Other	-	1.0	-	1.0
Balances at December 31, 2007	1,642.5	69.6	669.8	2,381.9
Capitalized	329.7	37.4	223.8	590.9
Amortized	(320.3)	(32.4)	(166.4)	(519.1)
Foreign Currency and Other	9.9	(19.9)	28.7	18.7
Balances at December 31, 2008	$1,661.8	$54.7	$755.9	$2,472.4
4.1

Unum Group Balance Sheets by Segment - December 31, 2008

	Unum US
		Group Life and Accidental	Supplemental				Individual
	Group	Death &	and	Total		Colonial	Disability -	Corporate
	Disability	Dismemberment	Voluntary	Unum US	Unum UK	Life	Closed Block	and Other	Consolidated

Assets
Investments	$9,227.2	$2,011.9	$6,782.6	$18,021.7	$2,568.5	$1,570.5	$11,112.4	$4,592.8	$37,865.9
Deferred Acquisition Costs	128.3	85.7	1,447.8	1,661.8	54.7	755.9	-	-	2,472.4
Goodwill	2.5	-	187.5	190.0	10.5	-	-	-	200.5
All Other	460.5	120.6	(13.7)	567.4	231.7	120.5	3,240.6	4,718.4	8,878.6
Total Assets	$9,818.5	$2,218.2	$8,404.2	$20,440.9	$2,865.4	$2,446.9	$14,353.0	$9,311.2	$49,417.4

Liabilities
Reserves and Policyholder Benefits	$8,013.4	$1,435.8	$5,851.4	$15,300.6	$2,052.0	$1,537.2	$12,179.5	$7,421.2	$38,490.5
Debt	102.5	-	-	102.5	-	-	799.1	1,548.3	2,449.9
All Other	31.7	9.8	284.4	325.9	77.6	35.7	387.3	1,252.6	2,079.1
Total Liabilities	8,147.6	1,445.6	6,135.8	15,729.0	2,129.6	1,572.9	13,365.9	10,222.1	43,019.5

Other Allocated Stockholders' Equity	1,785.7	806.1	2,174.9	4,766.7	668.0	937.7	1,205.4	(805.8)	6,772.0
Unrealized Gain/Loss on Securities	(114.8)	(33.5)	93.5	(54.8)	67.8	(63.7)	(218.3)	(105.1)	(374.1)
Total Allocated Stockholders' Equity	1,670.9	772.6	2,268.4	4,711.9	735.8	874.0	987.1	(910.9)	6,397.9
Total Liabilities and Allocated
Stockholders' Equity	$9,818.5	$2,218.2	$8,404.2	$20,440.9	$2,865.4	$2,446.9	$14,353.0	$9,311.2	$49,417.4

Allocated stockholders' equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the Company's target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.

4.2

Unum Group Balance Sheets by Segment - December 31, 2007

	Unum US
		Group Life
		and Accidental	Supplemental				Individual
	Group	Death &	and	Total		Colonial	Disability -	Corporate
	Disability	Dismemberment	Voluntary	Unum US	Unum UK	Life	Closed Block	and Other	Consolidated

Assets
Investments	$10,052.7	$2,144.9	$5,911.9	$18,109.5	$3,289.5	$1,658.0	$12,191.0	$5,972.2	$41,220.2
Deferred Acquisition Costs	145.6	100.4	1,396.5	1,642.5	69.6	669.8	-	-	2,381.9
Goodwill	2.5	-	187.5	190.0	14.3	-	-	-	204.3
All Other	728.3	102.1	378.0	1,208.4	509.0	190.7	3,111.3	3,876.1	8,895.5
Total Assets	$10,929.1	$2,347.4	$7,873.9	$21,150.4	$3,882.4	$2,518.5	$15,302.3	$9,848.3	$52,701.9

Liabilities
Reserves and Policyholder Benefits	$8,836.9	$1,514.0	$5,171.1	$15,522.0	$2,867.1	$1,464.5	$12,679.9	$7,618.5	$40,152.0
Debt	112.5	-	-	112.5	-	-	800.0	1,777.7	2,690.2
All Other	212.5	10.7	472.1	695.3	162.9	162.3	77.4	721.9	1,819.8
Total Liabilities	9,161.9	1,524.7	5,643.2	16,329.8	3,030.0	1,626.8	13,557.3	10,118.1	44,662.0

Other Allocated Stockholders' Equity	1,835.5	799.0	1,945.9	4,580.4	780.6	868.1	1,579.5	(307.3)	7,501.3
Unrealized Gain/Loss on Securities	(68.3)	23.7	284.8	240.2	71.8	23.6	165.5	37.5	538.6
Total Allocated Stockholders' Equity	1,767.2	822.7	2,230.7	4,820.6	852.4	891.7	1,745.0	(269.8)	8,039.9
Total Liabilities and Allocated
Stockholders' Equity	$10,929.1	$2,347.4	$7,873.9	$21,150.4	$3,882.4	$2,518.5	$15,302.3	$9,848.3	$52,701.9

Allocated stockholders' equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the
Company's target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.
4.3

Unum Group Financial Results by Segment

	Three Months Ended			Year Ended
	12/31/2008	12/31/2007	% Change	12/31/2008	12/31/2007	% Change

Premium Income
Unum US	$1,246.6	$1,248.1	(0.1)%	$4,963.0	$5,014.0	(1.0)%
Unum UK	182.3	251.4	(27.5)	889.3	968.3	(8.2)
Colonial Life	249.1	232.0	7.4	977.3	907.2	7.7
Individual Disability - Closed Block	239.2	252.2	(5.2)	952.3	1,009.9	(5.7)
Corporate and Other	0.5	0.2	150.0	1.4	1.7	(17.6)

	1,917.7	1,983.9	(3.3)	7,783.3	7,901.1	(1.5)

Net Investment Income
Unum US	289.6	279.1	3.8	1,136.4	1,114.0	2.0
Unum UK	42.1	54.0	(22.0)	181.9	187.4	(2.9)
Colonial Life	26.9	25.6	5.1	105.7	99.9	5.8
Individual Disability - Closed Block	188.9	206.0	(8.3)	767.5	827.6	(7.3)
Corporate and Other	42.3	54.7	(22.7)	197.5	181.0	9.1

	589.8	619.4	(4.8)	2,389.0	2,409.9	(0.9)

Other Income
Unum US	33.2	33.6	(1.2)	132.7	135.6	(2.1)
Unum UK	0.7	0.4	75.0	2.0	3.1	(35.5)
Colonial Life	0.1	-	N.M.	0.4	0.9	(55.6)
Individual Disability - Closed Block	25.3	25.1	0.8	98.6	103.7	(4.9)
Corporate and Other	14.6	6.9	111.6	42.2	30.8	37.0

	73.9	66.0	12.0	275.9	274.1	0.7

Total Operating Revenue
Unum US	1,569.4	1,560.8	0.6	6,232.1	6,263.6	(0.5)
Unum UK	225.1	305.8	(26.4)	1,073.2	1,158.8	(7.4)
Colonial Life	276.1	257.6	7.2	1,083.4	1,008.0	7.5
Individual Disability - Closed Block	453.4	483.3	(6.2)	1,818.4	1,941.2	(6.3)
Corporate and Other	57.4	61.8	(7.1)	241.1	213.5	12.9

	2,581.4	2,669.3	(3.3)	10,448.2	10,585.1	(1.3)

Unum Group Financial Results by Segment

	Three Months Ended			Year Ended
	12/31/2008	12/31/2007	% Change	12/31/2008	12/31/2007	% Change

Benefits and Expenses
Unum US	$1,386.8	$1,399.9	(0.9)%	$5,548.0	$5,721.5	(3.0)%
Unum UK	170.5	224.1	(23.9)	749.2	833.0	(10.1)
Colonial Life	209.8	198.8	5.5	815.3	762.2	7.0
Individual Disability - Closed Block	446.3	468.3	(4.7)	1,790.7	1,831.7	(2.2)
Corporate and Other	57.8	127.0	(54.5)	255.1	374.3	(31.8)

	2,271.2	2,418.1	(6.1)	9,158.3	9,522.7	(3.8)

Income (Loss) from Continuing Operations
Before Income Taxes and Net Realized
Investment Gain (Loss)
Unum US	182.6	160.9	13.5	684.1	542.1	26.2
Unum UK	54.6	81.7	(33.2)	324.0	325.8	(0.6)
Colonial Life	66.3	58.8	12.8	268.1	245.8	9.1
Individual Disability - Closed Block	7.1	15.0	(52.7)	27.7	109.5	(74.7)
Corporate and Other	(0.4)	(65.2)	99.4	(14.0)	(160.8)	91.3

	310.2	251.2	23.5	1,289.9	1,062.4	21.4

Income Taxes	100.8	74.2	35.8	432.6	346.8	24.7

Income from Continuing Operations
Before Net Realized Investment Loss	209.4	177.0	18.3	857.3	715.6	19.8

Net Realized Investment Loss	(257.7)	(25.8)	N.M.	(465.9)	(65.2)	N.M.

Tax Benefit on Net Realized
Investment Loss	(90.1)	(9.3)	N.M.	(161.8)	(22.0)	N.M.

Income from Discontinued
Operations, net of tax	-	-	N.M.	-	6.9	(100.0)

Net Income	$41.8	$160.5	(74.0)	$553.2	$679.3	(18.6)
5.1

Unum Group Quarterly Historical Financial Results by Segment

	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06

Premium Income
Unum US	$1,246.6	$1,239.1	$1,246.9	$1,230.4	$1,248.1	$1,255.3	$1,265.7	$1,244.9	$1,302.0
Unum UK	182.3	224.7	241.7	240.6	251.4	247.6	247.0	222.3	231.0
Colonial Life	249.1	245.2	242.6	240.4	232.0	227.0	224.8	223.4	217.2
Individual Disability - Closed Block	239.2	237.5	237.2	238.4	252.2	256.0	249.4	252.3	269.8
Corporate and Other	0.5	-	0.2	0.7	0.2	0.6	(0.2)	1.1	2.0

	1,917.7	1,946.5	1,968.6	1,950.5	1,983.9	1,986.5	1,986.7	1,944.0	2,022.0

Net Investment Income
Unum US	289.6	284.3	286.5	276.0	279.1	278.5	282.7	273.7	283.3
Unum UK	42.1	45.8	51.5	42.5	54.0	44.0	46.3	43.1	49.3
Colonial Life	26.9	26.5	26.4	25.9	25.6	25.0	24.9	24.4	24.0
Individual Disability - Closed Block	188.9	189.3	198.4	190.9	206.0	213.6	203.4	204.6	205.5
Corporate and Other	42.3	48.8	50.3	56.1	54.7	42.1	40.5	43.7	39.3

	589.8	594.7	613.1	591.4	619.4	603.2	597.8	589.5	601.4

Other Income
Unum US	33.2	33.5	33.4	32.6	33.6	32.8	34.6	34.6	27.7
Unum UK	0.7	0.9	0.2	0.2	0.4	0.7	0.3	1.7	0.1
Colonial Life	0.1	0.1	0.1	0.1	-	0.3	0.3	0.3	0.2
Individual Disability - Closed Block	25.3	23.8	25.4	24.1	25.1	27.5	25.8	25.3	29.4
Corporate and Other	14.6	9.0	8.4	10.2	6.9	5.3	9.7	8.9	14.6

	73.9	67.3	67.5	67.2	66.0	66.6	70.7	70.8	72.0

Total Operating Revenue
Unum US	1,569.4	1,556.9	1,566.8	1,539.0	1,560.8	1,566.6	1,583.0	1,553.2	1,613.0
Unum UK	225.1	271.4	293.4	283.3	305.8	292.3	293.6	267.1	280.4
Colonial Life	276.1	271.8	269.1	266.4	257.6	252.3	250.0	248.1	241.4
Individual Disability - Closed Block	453.4	450.6	461.0	453.4	483.3	497.1	478.6	482.2	504.7
Corporate and Other	57.4	57.8	58.9	67.0	61.8	48.0	50.0	53.7	55.9

	2,581.4	2,608.5	2,649.2	2,609.1	2,669.3	2,656.3	2,655.2	2,604.3	2,695.4

Unum Group Quarterly Historical Financial Results by Segment

	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06

Benefits and Expenses
Unum US	$1,386.8	$1,385.3	$1,395.2	$1,380.7	$1,399.9	$1,408.8	$1,496.5	$1,416.3	$1,479.8
Unum UK	170.5	178.9	200.8	199.0	224.1	194.7	219.5	194.7	200.2
Colonial Life	209.8	205.6	200.9	199.0	198.8	189.8	185.1	188.5	190.9
Individual Disability - Closed Block	446.3	448.1	445.8	450.5	468.3	467.7	436.0	459.7	476.0
Corporate and Other	57.8	65.0	65.6	66.7	127.0	70.2	95.6	81.5	83.6

	2,271.2	2,282.9	2,308.3	2,295.9	2,418.1	2,331.2	2,432.7	2,340.7	2,430.5

Income (Loss) from Continuing Operations
Before Income Taxes and Net Realized
Investment Gain (Loss)
Unum US	182.6	171.6	171.6	158.3	160.9	157.8	86.5	136.9	133.2
Unum UK	54.6	92.5	92.6	84.3	81.7	97.6	74.1	72.4	80.2
Colonial Life	66.3	66.2	68.2	67.4	58.8	62.5	64.9	59.6	50.5
Individual Disability - Closed Block	7.1	2.5	15.2	2.9	15.0	29.4	42.6	22.5	28.7
Corporate and Other	(0.4)	(7.2)	(6.7)	0.3	(65.2)	(22.2)	(45.6)	(27.8)	(27.7)

	310.2	325.6	340.9	313.2	251.2	325.1	222.5	263.6	264.9

Income Taxes (Benefit)	100.8	108.7	117.7	105.4	74.2	108.1	75.5	89.0	(8.8)

Income from Continuing Operations
Before Net Realized Investment Gain (Loss)	209.4	216.9	223.2	207.8	177.0	217.0	147.0	174.6	273.7

Net Realized Investment Gain (Loss)	(257.7)	(165.8)	26.1	(68.5)	(25.8)	(46.1)	10.4	(3.7)	0.7

Tax Expense (Benefit) on Net Realized
Investment Gain (Loss)	(90.1)	(56.9)	9.0	(23.8)	(9.3)	(16.1)	3.9	(0.5)	0.2

Income from Discontinued
Operations, net of tax	-	-	-	-	-	-	-	6.9	1.9

Net Income	$41.8	$108.0	$240.3	$163.1	$160.5	$187.0	$153.5	$178.3	$276.1

Per Common Share - Assuming Dilution

Income from Continuing Operations	$0.13	$0.32	$0.69	$0.46	$0.44	$0.52	$0.43	$0.49	$0.79

Income from Discontinued Operations,
net of tax	-	-	-	-	-	-	-	0.02	0.01

Net Income	$0.13	$0.32	$0.69	$0.46	$0.44	$0.52	$0.43	$0.51	$0.80
6.1

Unum Group Financial Results for Unum US Segment

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income	$1,246.6	$1,248.1	$4,963.0	$5,014.0	$5,196.0
Net Investment Income	289.6	279.1	1,136.4	1,114.0	1,057.5
Other Income	33.2	33.6	132.7	135.6	108.5

Total Operating Revenue	1,569.4	1,560.8	6,232.1	6,263.6	6,362.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,001.0	1,019.0	3,998.4	4,246.4	4,752.1
Commissions	127.5	124.1	518.6	501.5	505.2
Interest and Debt Expense - Non-recourse Debt	0.9	1.8	4.2	7.5	1.3
Deferral of Acquisition Costs	(82.8)	(78.2)	(329.7)	(304.2)	(306.2)
Amortization of Deferred Acquisition Costs	81.3	68.8	320.3	277.1	302.2
Other Expenses	258.9	264.4	1,036.2	993.2	1,018.7

Total Benefits and Expenses	1,386.8	1,399.9	5,548.0	5,721.5	6,273.3

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$182.6	$160.9	$684.1	$542.1	$88.7

Operating Ratios
Benefit Ratio	80.3%	81.6%	80.6%	84.7%	91.5%
Other Expense Ratio	20.8%	21.2%	20.9%	19.8%	19.6%
Before-tax Profit Margin	14.6%	12.9%	13.8%	10.8%	1.7%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$182.6	$160.9	$684.1	$542.1	$88.7
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	(76.5)	(349.2)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	10.3	(15.0)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses, as Adjusted	$182.6	$160.9	$684.1	$608.3	$452.9

Operating Ratios, as Adjusted
Benefit Ratio	80.3%	81.6%	80.6%	83.2%	84.7%
Other Expense Ratio	20.8%	21.2%	20.9%	20.0%	19.3%
Before-tax Profit Margin	14.6%	12.9%	13.8%	12.1%	8.7%

Unum Group Financial Results for Unum US Group Disability

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Group Long-term Disability	$459.2	$473.3	$1,838.5	$1,895.7	$1,953.3
Group Short-term Disability	110.0	115.3	435.1	485.6	530.2
Total Premium Income	569.2	588.6	2,273.6	2,381.3	2,483.5
Net Investment Income	156.6	158.6	631.3	648.7	638.5
Other Income	24.9	26.4	100.2	100.1	82.3

Total Operating Revenue	750.7	773.6	3,005.1	3,130.1	3,204.3

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	504.9	538.7	2,043.9	2,277.4	2,702.5
Commissions	39.8	40.3	165.9	167.7	175.8
Interest and Debt Expense - Non-recourse Debt	0.9	1.8	4.2	7.5	1.3
Deferral of Acquisition Costs	(15.3)	(15.2)	(59.4)	(60.4)	(64.5)
Amortization of Deferred Acquisition Costs	19.1	16.6	76.7	66.2	86.4
Other Expenses	141.6	148.2	572.4	561.6	588.7

Total Benefits and Expenses	691.0	730.4	2,803.7	3,020.0	3,490.2

Operating Income (Loss) Before Income Taxes
and Net Realized Investment Gains and Losses	$59.7	$43.2	$201.4	$110.1	$(285.9)

Operating Ratios
Benefit Ratio	88.7%	91.5%	89.9%	95.6%	108.8%
Other Expense Ratio	24.9%	25.2%	25.2%	23.6%	23.7%
Before-tax Profit (Loss) Margin	10.5%	7.3%	8.9%	4.6%	(11.5)%

Premium Persistency:
Group Long-term Disability			87.8%	85.1%	87.8%
Group Short-term Disability			82.1%	74.0%	85.6%

Case Persistency:
Group Long-term Disability			89.2%	88.4%	87.4%
Group Short-term Disability			88.2%	87.4%	86.2%
7.1

Unum Group Financial Results for Unum US Group Disability - Continued

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Income (Loss) Before Income Taxes
and Net Realized Investment Gains and Losses,
as Reported	$59.7	$43.2	$201.4	$110.1	$(285.9)
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	(76.5)	(349.2)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	10.3	(15.0)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$59.7	$43.2	$201.4	$176.3	$78.3

Operating Ratios, as Adjusted
Benefit Ratio	88.7%	91.5%	89.9%	92.4%	94.8%
Other Expense Ratio	24.9%	25.2%	25.2%	24.0%	23.1%
Before-tax Profit Margin	10.5%	7.3%	8.9%	7.4%	3.2%
7.2

Unum Group Financial Results for Unum US Group Life and Accidental Death and Dismemberment

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Group Life	$266.2	$273.1	$1,062.8	$1,107.4	$1,248.1
Accidental Death & Dismemberment	30.9	33.3	127.6	131.0	151.6
Total Premium Income	297.1	306.4	1,190.4	1,238.4	1,399.7
Net Investment Income	31.9	32.5	126.0	134.9	141.3
Other Income	0.6	0.5	2.3	2.4	-

Total Operating Revenue	329.6	339.4	1,318.7	1,375.7	1,541.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	207.9	212.9	827.6	901.6	1,067.3
Commissions	21.8	22.4	85.4	88.7	90.1
Deferral of Acquisition Costs	(10.4)	(9.8)	(40.3)	(36.1)	(37.7)
Amortization of Deferred Acquisition Costs	13.9	10.3	55.0	39.4	65.0
Other Expenses	46.1	43.5	180.1	164.9	178.3

Total Benefits and Expenses	279.3	279.3	1,107.8	1,158.5	1,363.0

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$50.3	$60.1	$210.9	$217.2	$178.0

Operating Ratios
Benefit Ratio	70.0%	69.5%	69.5%	72.8%	76.3%
Other Expense Ratio	15.5%	14.2%	15.1%	13.3%	12.7%
Before-tax Profit Margin	16.9%	19.6%	17.7%	17.5%	12.7%

Premium Persistency:
Group Life			83.8%	78.8%	81.2%
Accidental Death & Dismemberment			86.4%	80.8%	82.8%

Case Persistency:
Group Life			89.1%	87.7%	86.9%
Accidental Death & Dismemberment			89.2%	88.0%	87.0%
7.3

Unum Group Financial Results for Unum US Supplemental and Voluntary

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Individual Disability - Recently Issued	$118.6	$113.2	$471.5	$456.7	$438.5
Long-term Care	149.2	137.1	580.7	532.9	492.4
Voluntary Benefits	112.5	102.8	446.8	404.7	381.9
Total Premium Income	380.3	353.1	1,499.0	1,394.3	1,312.8
Net Investment Income	101.1	88.0	379.1	330.4	277.7
Other Income	7.7	6.7	30.2	33.1	26.2

Total Operating Revenue	489.1	447.8	1,908.3	1,757.8	1,616.7

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	288.2	267.4	1,126.9	1,067.4	982.3
Commissions	65.9	61.4	267.3	245.1	239.3
Deferral of Acquisition Costs	(57.1)	(53.2)	(230.0)	(207.7)	(204.0)
Amortization of Deferred Acquisition Costs	48.3	41.9	188.6	171.5	150.8
Other Expenses	71.2	72.7	283.7	266.7	251.7

Total Benefits and Expenses	416.5	390.2	1,636.5	1,543.0	1,420.1

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$72.6	$57.6	$271.8	$214.8	$196.6

Operating Ratios
Benefit Ratios
Individual Disability - Recently Issued	53.9%	53.1%	53.3%	56.7%	58.0%
Long-term Care	107.2%	104.7%	106.1%	106.0%	99.2%
Voluntary Benefits	57.2%	62.1%	58.0%	60.1%	62.7%
Other Expense Ratio	18.7%	20.6%	18.9%	19.1%	19.2%
Before-tax Profit Margin	19.1%	16.3%	18.1%	15.4%	15.0%

Interest Adjusted Loss Ratios
Individual Disability - Recently Issued	36.2%	34.9%	35.9%	40.0%	42.8%
Long-term Care	75.6%	75.5%	75.5%	77.7%	73.1%

Premium Persistency:
Individual Disability - Recently Issued			90.7%	90.6%	90.5%
Long-term Care			95.5%	95.4%	95.3%
Voluntary Benefits			80.4%	79.4%	80.9%
7.4

Unum Group Financial Results for Unum UK Segment

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Group Long-term Disability	$144.4	$191.0	$675.9	$752.6	$638.9
Group Life	29.5	50.4	174.6	177.4	171.0
Individual Disability	8.4	10.0	38.8	38.3	32.9
Total Premium Income	182.3	251.4	889.3	968.3	842.8
Net Investment Income	42.1	54.0	181.9	187.4	170.1
Other Income	0.7	0.4	2.0	3.1	0.1

Total Operating Revenue	225.1	305.8	1,073.2	1,158.8	1,013.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	114.8	152.9	511.4	574.3	553.5
Commissions	12.3	17.7	59.0	67.0	49.7
Deferral of Acquisition Costs	(8.0)	(11.0)	(37.4)	(41.2)	(34.4)
Amortization of Deferred Acquisition Costs	9.3	12.8	32.4	49.4	32.0
Other Expenses	42.1	51.7	183.8	183.5	158.9

Total Benefits and Expenses	170.5	224.1	749.2	833.0	759.7

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$54.6	$81.7	$324.0	$325.8	$253.3

Operating Ratios
Benefit Ratio	63.0%	60.8%	57.5%	59.3%	65.7%
Other Expense Ratio	23.1%	20.6%	20.7%	19.0%	18.9%
Before-tax Profit Margin	30.0%	32.5%	36.4%	33.6%	30.1%

Premium Persistency:
Group Long-term Disability			87.4%	88.0%	90.4%
Group Life			74.9%	70.5%	69.1%
Individual Disability			87.6%	89.4%	88.2%

Unum Group Financial Results for Unum UK Segment

(in millions of pounds)	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Group Long-term Disability	£91.7	£93.5	£364.4	£375.9	£346.3
Group Life	18.8	24.6	93.3	88.5	92.4
Individual Disability	5.3	4.9	20.9	19.1	17.8
Total Premium Income	115.8	123.0	478.6	483.5	456.5
Net Investment Income	26.7	26.4	98.5	93.5	92.1
Other Income	0.5	0.2	1.2	1.6	-

Total Operating Revenue	143.0	149.6	578.3	578.6	548.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	72.8	74.7	275.8	286.8	300.2
Commissions	7.9	8.7	31.9	33.5	27.0
Deferral of Acquisition Costs	(5.1)	(5.4)	(20.1)	(20.6)	(18.7)
Amortization of Deferred Acquisition Costs	6.0	6.3	17.9	24.7	17.1
Other Expenses	26.8	25.3	99.6	91.6	86.1

Total Benefits and Expenses	108.4	109.6	405.1	416.0	411.7

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	£34.6	£40.0	£173.2	£162.6	£136.9

Weighted Average Pound/Dollar Exchange Rate	1.578	2.043	1.871	2.004	1.851
8.1

Unum Group Financial Results for Colonial Life Segment

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Accident, Sickness, and Disability	$154.2	$144.7	$606.9	$566.6	$533.3
Life	40.8	37.0	157.4	143.5	130.5
Cancer and Critical Illness	54.1	50.3	213.0	197.1	178.3
Total Premium Income	249.1	232.0	977.3	907.2	842.1
Net Investment Income	26.9	25.6	105.7	99.9	93.6
Other Income	0.1	-	0.4	0.9	1.1

Total Operating Revenue	276.1	257.6	1,083.4	1,008.0	936.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	120.2	111.4	464.0	437.8	441.4
Commissions	52.7	51.8	211.8	201.6	184.9
Deferral of Acquisition Costs	(55.5)	(53.5)	(223.8)	(210.9)	(187.6)
Amortization of Deferred Acquisition Costs	41.9	38.7	166.4	153.9	144.4
Other Expenses	50.5	50.4	196.9	179.8	155.0

Total Benefits and Expenses	209.8	198.8	815.3	762.2	738.1

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$66.3	$58.8	$268.1	$245.8	$198.7

Operating Ratios
Benefit Ratio	48.3%	48.0%	47.5%	48.3%	52.4%
Other Expense Ratio	20.3%	21.7%	20.1%	19.8%	18.4%
Before-tax Profit Margin	26.6%	25.3%	27.4%	27.1%	23.6%

Premium Persistency:
Accident, Sickness, and Disability			75.8%	75.9%	74.9%
Life			84.7%	83.8%	84.2%
Cancer and Critical Illness			84.0%	84.1%	82.3%

Unum Group Financial Results for Individual Disability - Closed Block Segment

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income	$239.2	$252.2	$952.3	$1,009.9	$1,062.8
Net Investment Income	188.9	206.0	767.5	827.6	828.7
Other Income	25.3	25.1	98.6	103.7	105.1

Total Operating Revenue	453.4	483.3	1,818.4	1,941.2	1,996.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	388.0	404.9	1,544.8	1,614.5	1,709.7
Commissions	15.8	16.6	62.7	69.1	76.2
Interest and Debt Expense - Non-recourse Debt	7.0	8.3	35.1	8.3	-
Other Expenses	35.5	38.5	148.1	139.8	139.4

Total Benefits and Expenses	446.3	468.3	1,790.7	1,831.7	1,925.3

Operating Income Before Income Taxes
and Net Realized Investment Gains and Losses	$7.1	$15.0	$27.7	$109.5	$71.3

Operating Ratios
Interest Adjusted Loss Ratio	82.6%	83.8%	82.2%	84.1%	90.5%
Premium Persistency			93.8%	94.3%	94.4%

Operating Income Before Income Taxes
and Net Realized Investment Gains and Losses,
as Reported	$7.1	$15.0	$27.7	$109.5	$71.3
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	10.7	(47.2)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	2.5	-
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$7.1	$15.0	$27.7	$96.3	$118.5

Interest Adjusted Loss Ratio, as Adjusted	82.6%	83.8%	82.2%	85.2%	86.1%

Unum Group Financial Results for Corporate and Other Segment

	Three Months Ended		Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income	$0.5	$0.2	$1.4	$1.7	$4.5
Net Investment Income	42.3	54.7	197.5	181.0	170.7
Other Income	14.6	6.9	42.2	30.8	49.5

Total Operating Revenue	57.4	61.8	241.1	213.5	224.7

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	24.5	27.5	107.8	115.2	120.5
Commissions	0.2	0.4	1.2	1.9	3.0
Interest and Debt Expense	26.9	38.7	117.0	167.3	190.5
Cost Related to Early Retirement of Debt	-	55.6	0.4	58.8	25.8
Other Expenses	6.2	4.8	28.7	31.1	33.7

Total Benefits and Expenses	57.8	127.0	255.1	374.3	373.5

Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses	$(0.4)	$(65.2)	$(14.0)	$(160.8)	$(148.8)

Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$(0.4)	$(65.2)	$(14.0)	$(160.8)	$(148.8)
Broker Compensation Settlement	-	-	-	-	(18.5)
Interest on Federal Income Tax Refund	-	-	-	-	2.6
Cost Related to Early Retirement of Debt	-	(55.6)	-	(58.8)	(25.8)
Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$(0.4)	$(9.6)	$(14.0)	$(102.0)	$(107.1)

Unum Group Reserves

	December 31, 2008
	Gross						Total
	Policy		Claim Reserves				Reinsurance	Total
	Reserves	%	Incurred	IBNR	%	Total	Ceded	Net

Group Disability	$-	-%	$7,799.1	$583.1	34.3%	$8,382.2	$81.1	$8,301.1
Group Life and Accidental Death & Dismemberment	72.9	0.6	750.1	170.3	3.8	993.3	0.9	992.4
Individual Disability - Recently Issued	493.6	3.9	882.5	90.3	4.0	1,466.4	84.1	1,382.3
Long-term Care	2,915.3	22.9	295.9	35.2	1.3	3,246.4	48.9	3,197.5
Voluntary Benefits	925.5	7.2	21.1	37.0	0.2	983.6	19.1	964.5
Unum US Segment	4,407.3	34.6	9,748.7	915.9	43.6	15,071.9	234.1	14,837.8

Unum UK Segment	22.6	0.2	1,887.6	181.5	8.5	2,091.7	102.7	1,989.0

Colonial Life Segment	1,172.2	9.2	237.0	97.3	1.4	1,506.5	31.1	1,475.4

Individual Disability - Closed Block Segment	1,527.6	12.0	10,239.9	350.3	43.4	12,117.8	1,456.6	10,661.2

Corporate and Other Segment	5,605.4	44.0	490.7	270.1	3.1	6,366.2	4,853.8	1,512.4

Subtotal, Excluding Unrealized Adjustment	$12,735.1	100.0%	$22,603.9	$1,815.1	100.0%	37,154.1	6,678.3	30,475.8

Unrealized Adjustment to Reserves for Unrealized
Investment Losses						(803.1)	(31.9)	(771.2)

Consolidated						$36,351.0	$6,646.4	$29,704.6

The decrease in the Unum US Segment IBNR from December 31, 2007 is due to a slight decline in insured lives in the group disability and group life and accidental death and dismemberment lines of business.

The increase in Unum US Segment Policy and Claim Reserves Incurred from December 31, 2007 is due primarily to growth in the active life reserves for the Unum US long-term care line of business.

The decrease in the Unum UK Segment amounts from December 31, 2007 is due primarily to the decline in the foreign exchange rate.

Unum Group implemented a new reserve valuation system for its US individual disability reserves, for generally accepted accounting principles (GAAP) reporting, during 2008.  The new system establishes claim reserves and incurred but not reported and in course of settlement claim liabilities using revised assumptions based on current experience and specified valuation methodologies.  The implementation did not have a material effect on our results of operations as reported under GAAP.  December 31, 2007 reserve categories have been reclassified to conform to current year presentation.  This change was implemented for statutory reporting in 2007 (see page 14.1).

Unum Group Reserves

	December 31, 2007
	Gross						Total
	Policy		Claim Reserves				Reinsurance	Total
	Reserves	%	Incurred	IBNR	%	Total	Ceded	Net

Group Disability	$-	-%	$7,770.4	$596.9	33.8%	$8,367.3	$92.9	$8,274.4
Group Life and Accidental Death & Dismemberment	73.9	0.6	772.4	178.5	3.8	1,024.8	3.4	1,021.4
Individual Disability - Recently Issued	458.4	3.8	808.3	86.6	3.6	1,353.3	79.4	1,273.9
Long-term Care	2,478.2	20.4	244.3	32.6	1.1	2,755.1	52.6	2,702.5
Voluntary Benefits	853.1	7.0	19.1	35.0	0.2	907.2	14.6	892.6
Unum US Segment	3,863.6	31.8	9,614.5	929.6	42.5	14,407.7	242.9	14,164.8

Unum UK Segment	30.7	0.2	2,420.4	268.8	10.8	2,719.9	149.3	2,570.6

Colonial Life Segment	1,091.7	9.0	239.9	104.1	1.4	1,435.7	33.4	1,402.3

Individual Disability - Closed Block Segment	1,657.2	13.6	10,043.5	362.0	42.0	12,062.7	1,374.4	10,688.3

Corporate and Other Segment	5,515.2	45.4	518.3	288.9	3.3	6,322.4	4,770.8	1,551.6

Subtotal, Excluding Unrealized Adjustment	$12,158.4	100.0%	$22,836.6	$1,953.4	100.0%	36,948.4	6,570.8	30,377.6

Adjustment to Reserves for Unrealized
Investment Gains						859.3	-	859.3

Consolidated						$37,807.7	$6,570.8	$31,236.9
12.1

Unum Group Investment Fact Sheet at December 31, 2008

Bonds (Fair Value)	12/31/08		Selected Statistics	12/31/08	9/30/08

Public (1)	$20,479.3	64.1%	Portfolio Yield (2)	6.72%	6.70%
Asset-Backed Securities	281.9	0.9	Average Duration	7.47	7.62
Residential Mortgage-Backed Securities	3,659.6	11.5	Average Credit Quality	A	A
Commercial Mortgage-Backed Securities	4.0	-
Private Placements	3,307.0	10.4
High Yield	1,627.8	5.1
Government Securities	2,441.7	7.6
Municipal Securities	124.7	0.4
Total	$31,926.0	100.0%

Quality Ratings of Bonds	Book Value	Fair Value	Schedule BA and Non-Current

Aaa	19.4%	22.0%	Total Non-Current Investments	$11.8	$11.5
Aa	6.6	7.1	Total Schedule BA Assets	$88.3	$88.5
A	28.1	29.2
Baa	39.2	36.6
Below Baa	6.7	5.1
Total	100.0%	100.0%

(1) Includes $20.4 million of collateralized debt obligations.
(2) Bond equivalent yield is a book value and duration weighted average of the yield on the fixed income securities in the portfolio.

Unum Group Investment Fact Sheet at December 31, 2008

Fixed Maturity Bonds - By Industry Classification - Unrealized Gain/Loss

Classification	Fair Value	Net Unrealized Gain (Loss)	Fair Value of Bonds with Gross Unrealized Loss	Gross Unrealized Loss	Fair Value of Bonds with Gross Unrealized Gain	Gross Unrealized Gain
Basic Industry	$1,789.3	$(345.0)	$1,423.7	$360.6	$365.6	$15.6
Canadian	254.2	57.5	-	-	254.2	57.5
Capital Goods	2,538.4	(327.3)	1,719.1	418.6	819.3	91.3
Communications	1,945.6	(207.4)	1,095.6	285.8	850.0	78.4
Consumer Cyclical	1,210.7	(298.7)	907.8	315.9	302.9	17.2
Consumer Non-Cyclical	4,192.2	(168.7)	2,445.4	303.6	1,746.8	134.9
Energy (Oil & Gas)	2,245.2	(170.1)	1,347.1	252.0	898.1	81.9
Financial Institutions	2,577.8	(327.1)	2,185.6	340.8	392.2	13.7
Mortgage/Asset-Backed	3,945.5	253.8	346.1	55.1	3,599.4	308.9
Sovereigns	947.2	56.3	357.6	12.6	589.6	68.9
Technology	633.3	(87.9)	456.5	105.7	176.8	17.8
Transportation	888.0	(15.0)	413.0	56.0	475.0	41.0
U.S. Government Agencies
and Municipalities	1,875.3	166.2	731.8	68.3	1,143.5	234.5
Utilities	6,883.3	(682.5)	4,995.8	799.1	1,887.5	116.6
Total	$31,926.0	$(2,095.9)	$18,425.1	$3,374.1	$13,500.9	$1,278.2

Fixed Maturity Bonds - Financial Institutions Classification - Unrealized Gain/Loss

Associations	$12.1	$-	$12.1	$-	$-	$-
Banking	1,463.4	(184.2)	1,203.4	191.7	260.0	7.5
Bond Funds	20.4	(0.2)	16.8	0.3	3.6	0.1
Brokerage	138.8	(14.7)	136.0	14.7	2.8	-
Finance Non-Captive	58.2	(8.0)	55.2	8.0	3.0	-
Finance Captive	155.9	(4.8)	116.0	5.0	39.9	0.2
Insurance	619.0	(101.2)	559.0	105.4	60.0	4.2
Other Financial Institutions	55.5	(0.3)	32.6	2.0	22.9	1.7
Real Estate Management Services	54.5	(13.7)	54.5	13.7	-	-
Total	$2,577.8	$(327.1)	$2,185.6	$340.8	$392.2	$13.7

Gross Unrealized Loss on Fixed Maturity Bonds By Length of Time in Unrealized Loss Position

	Investment-Grade		Below-Investment-Grade
Category	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
Less than 91 days	$2,226.2	$171.3	$153.4	$25.6
91 through 180 days	3,260.8	336.7	294.3	66.2
181 through 270 days	2,463.4	307.5	319.7	80.7
271 days to 1 year	2,080.8	368.1	96.5	50.0
Greater than 1 year	6,855.5	1,535.4	674.5	432.6
Total	$16,886.7	$2,719.0	$1,538.4	$655.1
13.1

Unum Group Investment Fact Sheet at December 31, 2008

Asset and Mortgage-Backed Securities Portfolio

	Book Value	Fair Value		% of Total Bond Fair Value	Average Rating

Asset-Backed Securities
Credit Cards	$324.8	$277.0	7.0%	0.9%	AAA
Rate Reduction Bonds	4.7	4.4	0.1	-	AAA
Home Equity	1.3	0.5	-	-	A3
Collateralized Debt Obligations	-	-	-	-	-
Total	330.8	281.9	7.1	0.9	AAA

Residential Mortgage-Backed Securities
Agency CMOs	3,332.0	3,640.6	92.3	11.4	AAA
Whole Loans	24.7	19.0	0.5	0.1	AAA
Alt-A	-	-	-	-	-
Subprime	-	-	-	-	-
Collateralized Debt Obligations	-	-	-	-	-
Total	3,356.7	3,659.6	92.8	11.5	AAA

Commercial Mortgage-Backed Securities	4.2	4.0	0.1	-	AA1

Total	$3,691.7	$3,945.5	100.0%	12.4%	AAA
13.2

Unum Group Statutory Capital and Surplus

				As of
	As of December 31, 2008			December 31, 2007
	Capital and		Capital and	Capital and
	Surplus	AVR	Surplus + AVR	Surplus + AVR

Traditional U.S. Life Insurance Companies

Provident Life and Accident	$428.4	$67.6	$496.0	$503.2

Unum Life of America	1,353.3	131.2	1,484.5	1,622.3

Paul Revere Life (1)	340.3	27.0	367.3	496.6

Colonial Life & Accident	379.6	18.4	398.0	388.9

Provident Life and Casualty	121.1	4.2	125.3	101.9

First Unum Life	193.8	12.5	206.3	193.8

Paul Revere Variable (1)	94.7	0.2	94.9	115.1

(1) Capital and Surplus of Paul Revere Variable is included in Paul Revere Life

Special Purpose Reinsurance Vehicles

Tailwind Reinsurance Company	$111.8	$-	$111.8	$125.2

Northwind Reinsurance Company	1,188.7	1.7	1,190.4	1,254.5

UnumProvident International Ltd.	512.9	-	512.9	343.4

Unum Group Statutory Operating Results

	Twelve Months Ended December 31
						Net Realized Investment Gains (Losses) After Tax
	Net Gain (Loss) from Operations After Tax					and Transfers to IMR		Net Income (Loss)
	2008	2007						2008	2007
		Before Infrequent or	Northwind Ceding	Claim Reassessment					Before Infrequent or	Northwind Ceding	Claim Reassessment
	Total	Unusual Items	Commissions	Charge	Total	2008	2007	Total	Unusual Items	Commissions	Charge	Total

Provident Life and Accident	$125.2	$210.5	$(218.9)	$2.5	$(5.9)	$(7.0)	$(11.9)	$118.2	$198.6	$(218.9)	$2.5	$(17.8)
Unum Life of America	268.8	299.9	-	(50.5)	249.4	(77.9)	(54.4)	190.9	245.5	-	(50.5)	195.0
Paul Revere Life	110.9	185.9	-	5.2	191.1	(32.3)	3.1	78.6	189.0	-	5.2	194.2
Colonial Life & Accident	124.1	114.4	-	-	114.4	(14.8)	2.0	109.3	116.4	-	-	116.4
Provident Life and Casualty	22.6	15.8	-	0.6	16.4	-	-	22.6	15.8	-	0.6	16.4
First Unum Life	24.8	17.9	-	(0.1)	17.8	(5.3)	2.9	19.5	20.8	-	(0.1)	20.7
Paul Revere Variable	5.6	5.9	-	-	5.9	(3.9)	-	1.7	5.9	-	-	5.9
Total - Traditional U.S. Life
Insurance Companies	$682.0	$850.3	$(218.9)	$(42.3)	$589.1	$(141.2)	$(58.3)	$540.8	$792.0	$(218.9)	$(42.3)	$530.8

Tailwind Reinsurance Company	$13.9	$24.9	$-	$-	$24.9	$(1.2)	$0.1	$12.7	$25.0	$-	$-	$25.0
Northwind Reinsurance Company	67.3	131.1	(267.9)	-	(136.8)	(0.2)	0.3	67.1	131.4	(267.9)	-	(136.5)
UnumProvident International Ltd.	(6.5)	90.6	-	-	90.6	(0.4)	(0.8)	(6.9)	89.8	-	-	89.8
Total - Special Purpose
Reinsurance Vehicles	$74.7	$246.6	$(267.9)	$-	$(21.3)	$(1.8)	$(0.4)	$72.9	$246.2	$(267.9)	$-	$(21.7)

	Three Months Ended December 31
					Net Realized Investment
					Gains (Losses) After Tax
	Net Gain (Loss) from Operations After Tax				and Transfers to IMR		Net Income (Loss)
	2008	2007					2008	2007
		Before	Northwind					Before	Northwind
		Infrequent or	Ceding					Infrequent or	Ceding
	Total	Unusual Items	Commissions	Total	2008	2007	Total	Unusual Items	Commissions	Total

Provident Life and Accident	$55.2	$47.7	$(218.9)	$(171.2)	$(9.9)	$2.5	$45.3	$50.2	$(218.9)	$(168.7)
Unum Life of America	71.2	78.3	-	78.3	(36.4)	(4.1)	34.8	74.2	-	74.2
Paul Revere Life	51.4	70.1	-	70.1	(30.9)	11.5	20.5	81.6	-	81.6
Colonial Life & Accident	36.3	29.0	-	29.0	(4.0)	2.1	32.3	31.1	-	31.1
Provident Life and Casualty	6.6	-	-	-	-	-	6.6	-	-	-
First Unum Life	5.4	1.7	-	1.7	(2.7)	3.2	2.7	4.9	-	4.9
Paul Revere Variable	1.3	0.5	-	0.5	0.4	-	1.7	0.5	-	0.5
Total - Traditional U.S. Life
Insurance Companies	$227.4	$227.3	$(218.9)	$8.4	$(83.5)	$15.2	$143.9	$242.5	$(218.9)	$23.6

Tailwind Reinsurance Company	$2.5	$3.6	$-	$3.6	$(0.1)	$-	$2.4	$3.6	$-	$3.6
Northwind Reinsurance Company	(9.7)	131.1	(267.9)	(136.8)	(0.2)	0.3	(9.9)	131.4	(267.9)	(136.5)
UnumProvident International Ltd.	16.4	4.5	-	4.5	(0.4)	(0.1)	16.0	4.4	-	4.4
Total - Special Purpose
Reinsurance Vehicles	$9.2	$139.2	$(267.9)	$(128.7)	$(0.7)	$0.2	$8.5	$139.4	$(267.9)	$(128.5)

Note: Statutory results for our domestic insurers are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws. For UnumProvident International Ltd., results are reported in conformity with accounting principles as prescribed by applicable Bermuda laws. Unum Group implemented a new reserve valuation system for its individual disability reserves during 2007, effective January 1, 2007. The new system establishes active life and claim reserves and incurred but not reported (IBNR) and in course of settlement (ICOS) claim liabilities using revised assumptions based on current experience, minimum reserving requirements, and specified valuation methodologies. The change in the active life and claim reserves was reported as a change in valuation basis and was recorded directly to statutory surplus rather than as a part of the reserve change recognized in the summary of operations. The change in the IBNR and ICOS claim liabilities was recognized as a reserve change in the summary of operations. The implementation increased the 2007 net gain from operations after tax and net income $114.9 million in the third quarter and $79.6 million in the fourth quarter, respectively.

14.1

Unum Life Insurance Company of America - Statutory Basis
Group Accident and Health Statutory Claim Reserves and Liabilities, Net of Ceded
On Claims Incurred Prior to January 1

	2008	2007	2006

Reserve Balance from Prior Year End	$6,904.6	$6,686.6	$5,192.8
Reinsurance Recapture	-	-	891.4
Other Adjustments to Beginning Balance (see Schedule H)	-	46.4	15.9
Reserve Balance January 1 (a)	6,904.6	6,733.0	6,100.1
Paid on Prior Year Claims	(397.2)	(437.4)	(395.9)
Interest Earned on Reserves	111.0	108.3	102.1
Incurred on Prior Year Claims	(33.7)	8.7	45.6
Reserve Charges Incurred for Settlement Agreements	-	-	68.4
Reserve Balance March 31	$6,584.7	$6,412.6	$5,920.3

Reserve Balance March 31	$6,584.7	$6,412.6	$5,920.3
Paid on Prior Year Claims	(347.2)	(398.4)	(348.3)
Interest Earned on Reserves	105.8	104.5	99.3
Incurred on Prior Year Claims	(74.6)	2.1	51.4
Reserve Charges Incurred for Settlement Agreements	-	77.3	-
Reserve Balance June 30	$6,268.7	$6,198.1	$5,722.7

Reserve Balance June 30	$6,268.7	$6,198.1	$5,722.7
Paid on Prior Year Claims	(315.3)	(355.9)	(350.6)
Interest Earned on Reserves	102.6	94.6	97.6
Incurred on Prior Year Claims	(51.5)	(18.3)	(11.9)
Reserve Charges Incurred for Settlement Agreements	-	-	246.0
Reserve Balance September 30	$6,004.5	$5,918.5	$5,703.8

Reserve Balance September 30	$6,004.5	$5,918.5	$5,703.8
Paid on Prior Year Claims	(287.2)	(296.2)	(314.5)
Interest Earned on Reserves	99.1	89.5	94.5
Incurred on Prior Year Claims	(71.2)	4.9	2.7
Reserve Balance December 31 on Prior Year Claims	5,745.2	5,716.7	5,486.5
Reserve Balance December 31 on Current Year Claims	1,237.4	1,187.9	1,200.1
Reserve Balance December 31 on Total Claims Incurred (b)	$6,982.6	$6,904.6	$6,686.6

(a) balances to Schedule H Part 3 Line 3.2 Column 2
(b) balances to Schedule H Part 2 Line C.1 Column 2
14.2

Reconciliation to Unum Life Insurance Company of America - Statutory Basis
Schedule H Part 3 for Group Accident and Health

	2008	2007	2006

Paid on Prior Year Existing Claims - Full Year	$1,346.9	$1,487.9	$1,409.2
(balances to Schedule H Part 3 Line 1.1 Column 2)

Incurred on Prior Year Claims - Full Year	$(231.0)	$74.7	$402.1
Interest Earned on Reserves - Full Year	418.5	396.9	393.5
Incurred on Prior Year Claims - Full Year, Excluding Interest Earned	$187.5	$471.6	$795.6
(balances to Schedule H Part 3 Line 3.3 Column 2)

Note: Group A&H for Unum Life Insurance Company of America includes group long- and short-term disability, group accidental death & dismemberment, and group voluntary disability, cancer, and critical illness products reported in our Unum US segment as well as the reinsurance pools reported in our Corporate and Other segment.

14.3

Notes to Statistical Supplement

Non-GAAP Financial Measures
We analyze our Company’s performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  We believe operating income or loss excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in our business.  Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding our Company’s underlying business.  We also believe that the exclusion of certain other items specified and presented in the reconciliations on the segment financial results pages throughout this supplement enhances the understanding and comparability of our Company’s performance and the underlying fundamentals in our operations, but this exclusion is not an indication that similar items may not recur.

2008 Significant Transactions and Events

Reporting Segment Changes

Effective with the fourth quarter of 2008, we made slight modifications to our reporting segments to better align the debt of our securitizations with the business segments and to align the allocation of capital for Unum UK similar to that of Unum US and Colonial Life.  Specifically, we moved the assets, non-recourse debt, and associated capital of Tailwind Holdings, LLC (Tailwind Holdings) and Northwind Holdings, LLC (Northwind Holdings) from our former Corporate segment to Unum US group disability and Individual Disability – Closed Block, respectively.  We transferred excess assets, capital in excess of target, and the associated investment income from Unum UK to our Corporate and Other segment.  We also modified the investment income allocation on capital supporting certain of our group disability and long-term care product lines within Unum US and have also aggregated our former Other segment and Corporate segment into one reporting segment.  Financial results previously reported have been revised to reflect these reclassifications.

Stock Repurchase Agreement

During 2007, our board of directors authorized the repurchase of up to $700.0 million of Unum Group’s common stock.  In January 2008, we repurchased approximately 14.0 million shares for $350.0 million, using an accelerated share repurchase agreement.  Under the terms of the repurchase agreement, we were to receive, or be required to pay, a price adjustment based on the volume weighted average price of our common stock during the term of the agreement.  Any price adjustment payable to us was to be settled in shares of our common stock.  Any price adjustment we would have been required to pay was to be settled, at our option, in either cash or common stock.  The final settlement occurred during the second quarter of 2008, and in total, we repurchased 15.4 million shares of our common stock under this agreement.

During August 2008, we repurchased approximately 12.5 million shares for $350.0 million, using an accelerated share repurchase agreement with terms similar to the earlier agreement.  The final settlement occurred during October 2008, with the price adjustment resulting in the delivery to us of approximately 2.0 million additional shares of our common stock, for a total repurchase of 14.5 million shares.

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Financing

During 2008, we purchased and retired $17.8 million of our outstanding 5.859% notes and $175.0 million of our 5.997% senior notes.  We made principal payments of $59.3 million and $10.0 million on our senior secured non-recourse variable rate notes issued by Northwind Holdings and Tailwind Holdings, respectively.  We also purchased and retired $36.6 million of our 6.85% senior debentures due 2015.  The costs associated with this debt reduction decreased our 2008 income approximately $0.4 million before tax, or $0.3 million after tax.

2007 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the second quarter of 2007, we increased our provision for the estimated cost of the claim reassessment process $53.0 million before tax and $34.5 million after tax based on changes in our emerging experience for the number of decisions being overturned and the average cost per reassessed claim.  The claim reassessment process was implemented as a result of the settlement agreements we entered into with various state insurance regulators in 2004 and 2005.

Disposition

During the first quarter of 2007, we closed the sale of our wholly-owned subsidiary GENEX Services, Inc. (GENEX).  Financial results for GENEX are reported as discontinued operations.  The after-tax gain recognized on the sale was $6.2 million.

Financing

The scheduled remarketing of the senior note element of the adjustable conversion-rate equity security units (units) issued in May 2004 occurred in February 2007, as stipulated by the terms of the original offering, and we reset the interest rate on $300.0 million of senior notes due May 15, 2009 to 5.859%.  We purchased $150.0 million of the senior notes in the remarketing which were subsequently retired.  The associated write-off of deferred debt costs decreased first quarter of 2007 income by $2.4 million before tax, or $1.6 million after tax.  In May 2007, we settled the purchase contract element of the units by issuing 17.7 million shares of common stock.  We received proceeds of approximately $300.0 million from the transaction.

During the second quarter of 2007, we purchased $34.5 million aggregate principal amount of our outstanding 6.85% notes due 2015.  The costs associated with this debt reduction decreased our second quarter 2007 income approximately $0.8 million before tax, or $0.6 million after tax.

In the fourth quarter of 2007, we purchased and retired $17.5 million of our outstanding 6.75% notes scheduled to mature in 2028.  Pursuant to a cash tender offer, we tendered $23.5 million aggregate principal amount of the 7.405% junior subordinated debt securities due 2038; $99.9 million aggregate principal amount of the 7.625% notes due 2011; $210.5 million aggregate principal amount of the 7.375% notes due 2032; and $66.1 million aggregate principal amount of the 6.75% notes due 2028.  We also called and retired all $150.0 million principal amount of our outstanding 7.25% notes scheduled to mature in 2032.  The costs associated with this debt reduction decreased our fourth quarter 2007 income approximately $55.6 million before tax, or $36.1 million after tax.

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15.1

In October 2007, Northwind Holdings issued $800.0 million of senior secured notes in a private placement.  Interest on the notes is variable based upon the three month London Interbank Offered Rate (LIBOR) plus a margin.  None of Unum Group or any other affiliate of Northwind Holdings is an obligor or guarantor on the notes.

During 2007, we made principal payments of $17.5 million on our senior secured notes due 2036 which were issued by Tailwind Holdings.

Accounting Principle Changes

Effective January 1, 2007, we adopted Statement of Position 05-1 (SOP 05-1), Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts.  SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments.  The cumulative effect of applying the provisions of SOP 05-1 decreased our 2007 opening balance of retained earnings $445.2 million.

Effective January 1, 2007, we adopted Financial Accounting Standards Board Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (SFAS 109).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109.  Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The cumulative effect of applying the provisions of FIN 48 increased our 2007 opening balance of retained earnings $22.7 million.

2006 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the first quarter of 2006, we completed an analysis of our assumptions related to the reserves we established for the claim reassessment process.  Our analysis was based on preliminary data as of the end of the first quarter of 2006, when actual results to date were considered credible enough to enable us to update our initial expectations of costs related to the reassessment process.  We concluded that a change in our initial assumptions, primarily related to the number of claimants for whom payments will continue because the claimant remains eligible for disability payments, was warranted.  We based our conclusion and our revised estimate on the information that existed at that time, which was the actual cost related to approximately 20 percent of the projected ultimate total number of claims expected to be reassessed.  The characteristics, profile, and cost of those initial 20 percent of claims were more statistically credible than the information on which we based the initial charges in 2004 and 2005.  Based on our analysis, in the first quarter of 2006 we recorded a charge of $86.0 million before tax, or $55.9 million after tax, to reflect our then current estimate of future obligations for benefit costs for claims reopened in the reassessment. The first quarter charge decreased before-tax operating results for our Unum US group disability line of business $72.8 million and our Individual Disability – Closed Block segment $13.2 million.

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15.2

In the third quarter of 2006 we increased our provision for the cost of the reassessment process $325.4 million before tax and $211.5 million after tax based on changes in our emerging experience for the number of decisions being overturned by the reassessment process and the average cost per reassessed claim.  The revised third quarter estimate was based on the cost of approximately 55 percent of the projected ultimate total number of claims expected to be reassessed.  The third quarter charge was comprised of $310.4 million to reflect our revised estimate of future obligations for benefit costs for claims reopened in the reassessment and $15.0 million for additional incremental direct claim reassessment operating expenses because of the additional time then estimated to complete the process. Our best estimate of $310.4 million for the reopened claims assumed that the nature and characteristics of the approximately 45 percent remaining claims estimated to be reassessed at that time would be similar to the average profile of the 55 percent already reviewed at that time.  The third quarter charge decreased before-tax operating results for our Unum US group disability line of business $291.4 million and our Individual Disability – Closed Block segment $34.0 million.

Broker Compensation Settlement

In June 2004, we received a subpoena from the Office of the New York Attorney General (NYAG) requesting documents and information relating to compensation arrangements between insurance brokers or intermediaries and our subsidiaries.  In November 2006, we entered into a settlement agreement with the NYAG in the form of an assurance of discontinuance that provided for a national restitution fund of $15.5 million, a fine of $1.9 million, and certain other expenses approximating $1.1 million.

Income Tax

In the fourth quarter of 2006, we recorded income of $2.6 million before tax and approximately $3.9 million after tax attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.  Additionally, in the fourth quarter of 2006 we recognized an income tax benefit of approximately $91.9 million as the result of the reversal of tax liabilities related primarily to group relief benefits recognized from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

Financing

In the second quarter of 2006, pursuant to a cash tender offer, we purchased $50.0 million of our outstanding 7.405% junior subordinated debt securities due 2038 and $250.0 million aggregate principal amount of our outstanding 7.625% notes due 2011.  The cost of the cash tender offer decreased second quarter 2006 income by $17.8 million before tax, or $11.6 million after tax.  In the fourth quarter of 2006, we purchased $32.0 million of our outstanding 6.850% notes due 2015 on the open market.  The cost of the debt purchase decreased fourth quarter 2006 income by $2.7 million before tax, or $1.9 million after tax.

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15.3

The scheduled remarketing of the senior note element of the units issued in May 2003 occurred in February 2006, as stipulated by the terms of the original offering, and we reset the interest rate on $575.0 million of senior notes due May 15, 2008 to 5.997%.  We purchased $400.0 million of the senior notes in the remarketing which were subsequently retired.  The associated write-off of deferred debt costs decreased first quarter of 2006 income by $5.3 million before tax, or $3.4 million after tax.  In May 2006, we settled the purchase contract element of the units by issuing 43.3 million shares of common stock.  We received proceeds of approximately $575.0 million from the transaction.

In November 2006, Tailwind Holdings issued $130.0 million of senior, secured notes in a private placement.  Interest on the notes is variable based upon LIBOR plus a margin.  None of Unum Group or any other affiliate of Tailwind Holdings is an obligor or guarantor on the notes.

Accounting Principle Changes

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS 123(R)), Share-Based Payment.  SFAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee service in exchange for share-based payments.  The adoption of SFAS 123(R) did not have a material effect on our financial position or results of operations.

Effective December 31, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 158 (SFAS 158), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.  SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit pension and other postretirement plans as an asset or liability in its balance sheet and to recognize changes in that funded status through comprehensive income.  Also, under SFAS 158, defined benefit pension and other postretirement plan assets and obligations are to be measured as of the date of the employer’s fiscal year-end.  The adoption of SFAS 158, which resulted in an $84.1 million decrease in accumulated other comprehensive income in stockholders’ equity, had no effect on our results of operations.

15.4